As filed with the Securities and Exchange Commission on November 5, 2015

Registration No. 333-

UNITED STATES

ECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AXOGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	5047	41-1301878
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

13631 Progress Boulevard, Suite 400
Alachua, Florida 32615
(386) 462-6800
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Karen Zaderej
Chief Executive Officer
AxoGen, Inc.
13631 Progress Boulevard, Suite 400
Alachua, Florida 32615
(386) 462-6800
(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Gregory G. Freitag
Chief Financial Officer and General Counsel
AxoGen, Inc.
13631 Progress Boulevard, Suite 400
Alachua, Florida 32615
(386) 462-6800

Fahd M.T. Riaz
Scott A. Cowan
DLA Piper LLP (US)
1650 Market Street, Suite 4900
Philadelphia, Pennsylvania 19103
(215) 656-3300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ◻

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ◻

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ◻

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ◻

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ◻	Accelerated filer ◻
Non-Accelerated filer ◻	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common stock, par value $0.01 per share	—	—
Total	$100,000,000	$10,070

(1)There are being registered hereunder such indeterminate number of shares of common stock as may be sold by AxoGen, Inc. (the "Registrant") from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of share splits, stock dividends or similar transactions.

(2)Calculated in accordance with Rule 457(o) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such dates as the U.S. Securities and Exchange Commission (the "SEC"), acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated November 5, 2015

$100,000,000

Common Stock

This prospectus relates to offers and resales of up to $100,000,000 of shares of our common stock. We will bear all costs, expenses and fees in connection with the registration of these securities.

We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the common shares being offered.

Our common stock trades on the NASDAQ Capital Market under the symbol “AXGN.” On November 4, 2015, the last reported sale price of our common stock on the NASDAQ Capital Market was $4.81 per share.

As of November 4, 2015, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $107,173,188, based on 29,885,688 shares of outstanding common stock, of which approximately 7,604,360 shares were held by affiliates, and a price of $4.81 per share, which was the last reported sale price of our common stock on The NASDAQ Capital Market on November 4, 2015.  Pursuant to General Instruction I.B.6 of Form S-3, during the prior 12 calendar month period that ends on and includes the date of this prospectus we have offered our common stock having a maximum aggregate offering price of $20,252,299. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves a high degree of risk. You should carefully review and consider the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus and in any applicable prospectus supplement, any free writing prospectus or any documents incorporated by reference.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities described in this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

This prospectus is dated           , 2015.

i

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer our common stock in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus and any applicable prospectus supplement, together with the information incorporated by reference herein as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.” In this prospectus, unless the context specifically indicates otherwise, the terms “the Company,” “AxoGen,” “we,” “us” and “our” refer to AxoGen, Inc. and its subsidiaries.

About AxoGen, Inc.

We are a leading medical technology company dedicated to peripheral nerve repair. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body and their damage can result in the loss of muscle function and/or feeling.

Nerves can be damaged in a number of ways. When a nerve is cut due to a traumatic injury or surgery, functionality of the nerve may be compromised, causing the nerve to no longer carry the signals to and from the brain to the muscles and skin. This type of injury generally requires a surgical repair. The traditional gold standard has been to either suture the nerve ends together directly without tension or to bridge the gap between the nerve ends with a less important nerve surgically removed from elsewhere in the patient’s own body referred to as nerve autograft. In addition, compression on a nerve or blunt force trauma can cause nerve injuries that alter the signal conduction of the nerve and may require surgical intervention.

In order to improve the options available for the surgical repair and regeneration of peripheral nerves, AxoGen has developed and licensed regenerative medicine technologies. AxoGen’s innovative approach to regenerative medicine has resulted in first-in-class products that it believes are redefining the peripheral nerve repair market. AxoGen’s products offer a full suite of surgical nerve repair solutions including Avance® Nerve Graft, a proprietary off-the-shelf processed nerve allograft (human nerve tissue obtained from a donor) used for bridging severed nerves without the comorbidities associated with a nerve autograft additional surgical site, such as loss of feeling where the nerve was removed and potential pain at the donor site. The Company’s AxoGuard® line of products is made of porcine submucosa extracellular matrix, or ECM. AxoGuard® Nerve Connector is used as a coaptation aid to facilitate the tensionless repair of severed nerves, and AxoGuard® Nerve Protector is used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments.

AxoGen’s products are used by surgeons during surgical interventions to repair a wide variety of nerve injuries throughout the body. These injuries range from a simple laceration of a finger to a complex brachial plexus injury (an injury to the network of nerves that originate in the neck) as well as nerve injuries caused by dental and other surgical procedures. Avance® Nerve Graft provides surgeons an implant with the micro-architecture of a human nerve. This structure is essential and allows for bridging nerve gaps or discontinuities up to 70mm in length. Additionally, Avance® Nerve Graft has product and sales synergies with AxoGuard® Nerve Protector and AxoGuard® Nerve Connector. AxoGuard® products provide the unique features of pliability, suturability, and translucence for visualization of the underlying nerve, while also allowing the patient’s own cells to incorporate into the extracellular matrix to remodel and form a tissue similar to the outermost layer of the nerve (nerve epineurium).

We have reported a net loss of approximately $17,710,000 and $14,557,000 for the years ended December 31, 2014 and 2013, respectively, and a net loss of approximately $9,745,000 and $11,219,000 for the nine months ended September 30, 2015 and 2014, respectively.

We were incorporated under the laws of Minnesota in 1977. Our principal executive offices are located at 13631 Progress Boulevard, Suite 400, Alachua, Florida 32615 and our telephone number is (386) 462-6800. Our website address is www.axogeninc.com.  We have included our website address in this prospectus solely as an inactive textual reference. The information contained on, or that can be accessed through, our website is not part of this prospectus.

Risk Factors

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2014  and filed with the SEC on March 5, 2015, as well as information incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained or incorporated by reference into this prospectus, any applicable prospectus supplement and any free writing prospectus, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). These forward-looking statements may concern possible or anticipated future results of operations or business developments. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “may”, “should”, variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding product development, product potential, regulatory environment, sales and marketing strategies, capital resources or operating performance. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company’s business and its market, particularly those discussed in the risk factors and cautionary statements in the Company’s filings with the SEC, including as described in “Risk Factors” contained or incorporated by reference in this prospectus and in any related free writing prospectus and any applicable prospectus supplement, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and the Company assumes no responsibility to update any forward-looking statements except as required by law.

Use of Proceeds

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for continued product commercialization and marketing efforts, development of product pipeline, including product line extension, and for general corporate purposes, including working capital, acquisitions, capital expenditures and repayment of indebtedness.

Our management will retain broad discretion over the allocation of the net proceeds from the sale of the securities. We have no current understandings, agreements or commitments for any material acquisitions.

Plan of Distribution

We may sell the securities, from time to time, to or through underwriters, dealers or agents, or directly to one or more purchasers pursuant to:

•	underwritten public offerings;
•	negotiated transactions;
•	block trades;

•

“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise, at prevailing market prices; or

•	through a combination of these methods.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters, if any;
•

if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•	the purchase price of the securities and the proceeds we will receive from the sale;
•

if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

•	any delayed delivery arrangements;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts, commissions or commissions allowed or reallowed or paid to dealers;
•

the identity of any finders, if applicable, and the material relationships between such finders and AxoGen, Inc. (the "Registrant"),  or the Registrant's officers, directors, principal shareholders, finders, promoters or underwriters; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may be sold to a dealer as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter of the securities offered and sold.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

If indicated in the applicable prospectus supplement, we may authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by us. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, the issuer(s) must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Our common stock is listed on the NASDAQ Capital Market under the symbol “AXGN.”

In connection with an offering, the underwriters may purchase and sell the offered securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of offered securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the offered securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased offered securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

Underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by DLA Piper LLP (US),  Philadelphia, Pennsylvania.

Experts

The consolidated financial statements of AxoGen, Inc. and subsidiary as of December 31, 2014 and 2013, and for each of the years then ended have been incorporated by reference in this registration statement in reliance upon the report of Lurie, LLP (formerly known as Lurie Besikof Lapidus & Company, LLP), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

This prospectus is part of a registration statement that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

Our web site address is http://www.axogeninc.com.  The information on our web site, however, is not and should not be deemed to be, a part of this registration statement.

You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the documents listed below and any future documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (other than information furnished to, and not filed with, the SEC) prior to the termination of this offering:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 5, 2015;
•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held on May 28, 2015, filed with the SEC on April 15, 2015;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 5, 2015;
•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, filed with the SEC on August 6, 2015;
•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, filed with the SEC on November 5, 2015;
•

our Current Reports on Form 8-K filed with the SEC on February 4, 2015, February 4, 2015, February 5, 2015, March 13, 2015, April 22, 2015, June 19, 2015, August 6, 2015 (except with respect to Item 2.02 and Exhibit 99.1 furnished under Item 2.02 thereunder) and August 26, 2015; and

•	the description of our common stock our registration statement on Form 8-A filed with the SEC on August 6, 2013, including any amendments or reports filed for the purpose of updating such description.

To receive a free copy of any of the documents incorporated by reference in this prospectus, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, call or write us at the following address and telephone number:

AxoGen, Inc.
13631 Progress Boulevard, Suite 400
Alachua, Florida 32615
(386) 462-6800

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and the offerings described in this registration statement, other than underwriting discounts and commissions.

SEC registration fee		$10,070.00
NASDAQ Capital Market listing fee	$	*
Printing and engraving expenses	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Miscellaneous	$	*

Total	$	*

* This fee is dependent on the number of securities offered and cannot be determined at this time. Additional information regarding estimated fees and expenses will be provided at the time that such information is required to be included in a prospectus supplement in accordance with Rule 430B.

Item 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Minnesota Statutes, Section 302A.521, subd. 2, requires the Company to indemnify a person made or threatened to be made     a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding if certain statutory standards are met, unless the Company amends its Amended the Restated Articles of Incorporation, or the “Articles of Incorporation,” or its Amended and Restated Bylaws, or the “Bylaws,” to prohibit or condition such indemnification rights. In addition, Minnesota Statutes, Section 302A.521, subd. 3 requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain circumstances unless the Company amends the Articles of Incorporation or the Bylaws to prohibit or condition such expense advancement rights. Under Section 302A.521, subd. 4, the Company may amend the Articles of Incorporation or the Bylaws to prohibit or condition such indemnification or expense advancement rights. A decision as to required indemnification is made (i) by a disinterested majority of the Company’s Board of Directors present at a meeting at which a disinterested quorum is present, (ii) by a designated committee of the Board of Directors consisting of two or more disinterested directors, (iii) by special legal counsel selected by the board or a committee by vote pursuant to clause (i) or (ii) above, (iv) by an affirmative vote of the shareholders, in which the shares held by parties to the proceeding is not counted in determining the presence of a quorum and are not considered to be present and entitled to vote, or (v) by a court in Minnesota. For purposes of clauses (i) and (ii) above, a director is disinterested if he or she is not a party to the proceeding for which indemnification or expense advancement is at issue. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

Article 7 of the Articles of Incorporation provides that, to the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that Article 7 shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 302A.559 or 80A.76 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of Article 7 or any predecessor of this provision. Neither the amendment, modification or repeal of Article 7 nor the adoption of any provision in the Articles of Incorporation inconsistent with Article 7 shall adversely affect any right or protection of a director or officer of the Company with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

The Bylaws provide that the directors and officers of the Company shall have the right to indemnification provided by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended. Under Section 302A.521, subd. 2, indemnification will be available only where an officer, director or employee can establish that he or she: (i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefits; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interests of the Company or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the Company.

The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.

With respect to possible indemnification of directors, officers and controlling persons of the Company for liabilities arising under the Securities Act pursuant to such provisions, the Company is aware that the Commission has publicly taken the position that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
5.1**	Opinion of DLA Piper LLP (US) regarding the legality of the common stock being registered
23.1**	Consent of Lurie, LLP (formerly known as Lurie Besikof Lapidus & Company, LLP)
23.2**	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)

*To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with this offering of securities, or where applicable, incorporated by reference from a subsequent filing.

**Filed herewith.

Item 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

To include any prospectus required by Section 10(a)(3) of the Securities Act;

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alachua, in the State of Florida, on November 5, 2015.

AxoGen, Inc.
(Registrant)
November 5, 2015	By:	/s/Karen Zaderej
Name: Karen Zaderej
Title: Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Karen Zaderej and Gregory G. Freitag, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney in fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys in fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Karen Zaderej	Chief Executive Officer and Director	November 5, 2015
Karen Zaderej	(Principal Executive Officer)

/s/Gregory G. Freitag	Chief Financial Officer (Principal Financial	November 5, 2015
Gregory G. Freitag	and Accounting Officer)

/s/Jamie M. Grooms	Chairman of the Board	November 5, 2015
Jamie M. Grooms

/s/Robert J. Rudelius	Director	November 5, 2015
Robert J. Rudelius

/s/Mark Gold, M.D.	Director	November 5, 2015
Mark Gold, M.D.

/s/John Harper	Director	November 5, 2015
John Harper

/s/Joe Mandato	Director	November 5, 2015
Joe Mandato

/s/Guido Neels	Director	November 5, 2015
Guido Neels

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
5.1**	Opinion of DLA Piper LLP (US) regarding the validity of the common shares being registered
23.1**	Consent of Lurie, LLP (formerly known as Lurie Besikof Lapidus & Company, LLP)
23.2**	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)

*To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with this offering of securities, or where applicable, incorporated by reference from a subsequent filing.

**Filed herewith.